Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of December 30, 2004, is by and among Seneca Capital, L.P., Seneca Capital Advisors, LLC, Seneca Capital International, Ltd., Seneca Capital Investments, LLC and Douglas A. Hirsch, an individual (all of the foregoing are collectively referred to herein as the “Seneca Entities”).

Each of the Seneca Entities may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to shares of common stock, without par value, of Terra Industries Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to file a single statement on Schedule 13G (and any amendments thereto) on behalf of each of the parties, and hereby further agree to file this Agreement as an exhibit to such statement, as required by such rule.

This Agreement may be terminated by any of the Seneca Entities upon one week’s prior written notice or such lesser period of notice as the Seneca Entities may mutually agree.

Executed and delivered as of the date first above written.

SENECA CAPITAL, L.P.

By:	Seneca Capital Advisors, LLC, its General Partner

By:	/s/ Douglas A. Hirsch
Douglas A. Hirsch
Managing Member

SENECA CAPITAL ADVISORS, LLC

By:	/s/ Douglas A. Hirsch
Douglas A. Hirsch
Managing Member

SENECA CAPITAL INTERNATIONAL, LTD.

By:	Seneca Capital Investments, LLC, its Investment Advisor

By:	/s/ Douglas A. Hirsch
Douglas A. Hirsch
Managing Member

SENECA CAPITAL INVESTMENTS, LLC

By:	/s/ Douglas A. Hirsch
Douglas A. Hirsch
Managing Member

DOUGLAS A. HIRSCH

/s/ Douglas A. Hirsch
Douglas A. Hirsch, individually